Exhibit 10.3

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, dated as of August 13, 2012, by and between STRATA CAPITAL CORPORATION, a Delaware corporation (the “Corporation”), and RICHARD S. ASTROM (“Astrom”),

WITNESSETH:

WHEREAS, Astrom is the holder of 10,000,000 shares of the Series A Preferred Stock of the Corporation (the “Stock”), represent by two certificates, each for 5,000,000 shares; and

WHEREAS, the Corporation is indebted to Astrom in the amount of $170,146.00 (the “Debt”); and

WHEREAS, the parties wish to provide for the surrender of the Stock for extinguishment and for the extinguishment of the Debt; and

WHEREAS, the parties have determined to their satisfaction that the extinguishment of the Stock and the Debt constitutes sufficient consideration for the promissory note specified below; and

WHEREAS, the parties wish to satisfy the condition precedent to the obligation of URBAN SPACES, INC., a Nevada corporation (“Urban Spaces”), specified in Section 5.3(k) of that certain Agreement and Plan of Merger, dated as of August 10, 2012, by and among the Corporation, STRATA ACQUISITION, INC., a Nevada corporation and the wholly-owned subsidiary of the Corporation and Urban Spaces that an agreement between the Corporation and Astrom respecting the subject matter hereof be executed and delivered,

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Promissory Note. Upon the execution and delivery of this Agreement, the Corporation shall execute and deliver to Astrom the form of promissory note in the principal amount of the Debt annexed hereto as Exhibit A.

2.     Pledge Agreement. Upon the execution and delivery of this Agreement, the Corporation and Astrom shall execute and deliver to one another the form of pledge agreement annexed hereto as Exhibit B.

3.     Repayment of Debt. By virtue of the execution of the execution and delivery of the instruments specified in Sections 1 and 2, the Debt shall be extinguished.

4.     Surrender of Certificate. Upon the execution and delivery of this Agreement, Astrom shall deliver to the Corporation the certificates representing the Stock.

5.     Representation and Warranty of Astrom. Astrom represents and warrants to the Corporation that (i) the Debt is the only indebtedness of the Corporation owed to him, (ii) all other indebtedness of the Corporation owing to any other person or entity has been discharged.

6.     Condition Precedent. Astrom shall not be required to perform the obligations to be performed by him under this Agreement until the Acknowledgement and Consent of Issuer annexed hereto as Exhibit C shall have been executed and delivered to him.

7.     Notices. All notices, requests and demands under this Agreement shall be given, and shall be deemed effective, in accordance with the provisions of the aforesaid promissory note. Either party may change its address for notice by notice in the manner provided in the aforesaid promissory note.

8.     Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.     Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

10.     Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the parties and their respective heirs, administrators, successors and assigns.

11.     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF). Each of the Parties hereby:

a.

irrevocably consents and submit to the jurisdiction of the Courts of the State of Florida and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between the Parties or their conduct in connection with this Agreement or otherwise shall be heard only in the courts described above; and

b.

WAIVES TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

STRATA CAPITAL CORPORATION	/s/ Richard S. Astrom
Richard S. Astrom
By: /s/ Richard S. Astrom
Richard S. Astrom
President